BACK OFFICE / SERVICE PROVIDER AGREEMENT

Made and entered into by and between :-

Golden Matrix Group Inc.

of 3651 Lindell Road, Ste D131, Las Vegas, NV 89103

and

Articulate Pty Ltd

of Suite 401, 2 Grosvenor Street, Bondi Junction, NSW, 2022, Australia

1. **INTERPRETATION**

1.1. The headings in this agreement are inserted for the purpose of convenience and reference only and shall not be used in the interpretation of, nor modify, nor amplify the terms of this agreement nor any clause herein.

1.2. In this agreement, unless a contrary intention clearly appears :

1.2.1. words importing any one gender shall include the other two genders;

1.2.2. the singular includes the plural and *visa versa*; and

1.2.3. natural persons include juristic persons and *visa versa;*

1.3. If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement;

1.4. When any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last shall be the next succeeding day which is not a Saturday, Sunday or public holiday;

1.5. Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.6. All annexures to this agreement shall be deemed to have been incorporated herein and shall form an integral part hereof.

2. DEFINITIONS

2.1. "**GMGI**" means Golden Matrix Group a publicly trading company listed on the OTC markets and incorporated, in Nevada.

2.2 " **Articulate**" means **Articulate Pty Ltd**, a company duly registered and incorporated, with limited liability, according to the Company Laws of Australia, represented by Anthony Brian Goodman.

2.3 "**the Parties**" means GMGI and Articulate collectively and "Party" shall mean either GMGI or Articulate, as the context may indicate;

2.4 "**Commencement Date**" means 1st April, 2016, withstanding the date of signature of this agreement;

2.5 "**Services**" means accounting, customer support, technology, programming and design services.

3 PREAMBLE

3.1 **GMGI** operates and owns social gaming technology, which forms the subject matter of this agreement.

3.2 **GMGI** requires the Services and **Articulate** wishes to provide the services, subject to the terms and conditions contained in this agreement.

3.3 Services will include but not be limited to, e-commerce, marketing, accounting and customer support services.

4 APPOINTMENT

GMGI hereby appoints **Articulate** to provide the Non Exclusive Services and **Articulate** hereby accepts such appointment, subject to the terms and conditions contained in this agreement.

5 DURATION

5.1 This agreement shall be binding on the Parties as from the Commencement Date and shall remain in full force indefinitely, or until a period of 12 (Twelve) months has lapsed after delivery of a written notice by either Party to the other, terminating this agreement.

6. PAYMENT

6.1 **GMGI** shall in exchange for the Services, pay to **Articulate** on the last day of each month, a sum equivalent to USD $4,500.00 (Four Thousand Five Hundred United States Dollars) for each month that **Articulate** provides the Services for the first three months and then USD $9,000.00 (Nine Thousand United States Dollars) for each month that **Articulate** provides the Services for the remaining 9 months.

6.2 **GMGI** shall pay to Articulate a contribution towards rental of $1,500 for each month that **Articulate** provides the Services.

6.3 GMGI will be required to pay all out of pocket expenses incurred by Articulate, including but not limited to travel. Any individual expense above $10,000 will require written approval by GMGI

6.4 GMGI will pay Articulate within 30 days from date of Invoice, any unpaid fees will incur and interest of 10% per annum calculated monthly.

6.5 Articulate will have the right to convert any unpaid debt to a convertible promissory note or a direct conversion request. Such convertible promissory note or conversion request will be converted at 100% of the average of the last 7 days trading price of GMGI, and such request will be submitted in writing accompanied by a conversion request containing necessary information.

7. OWNERSHIP, RIGHTS, TITLE AND INTEREST TO THE CASINO

Ownership of and all rights, title and interest in and to the Casino, including, without limitation, copyrights and other intellectual property rights, will remain vested with **GMGI** and nothing contained herein shall be construed as a granting or assignment of any rights in respect of such intellectual property to **Articulate**.

8. OBLIGATIONS OF ARTICULATE

Notwithstanding anything to the contrary contained elsewhere in this agreement, and without derogating from the provisions thereof, **Articulate** shall:-

8.1 Provide monthly written reports to **GMGI**.

8.2 Notify **GMGI** of any complaint or claim made or brought against **Articulate** in respect of the Services .

8.3 Not cede, assign or transfer the rights herein granted to any third party without the prior written consent of **GMGI**.

9. RELATIONSHIP BETWEEN THE PARTIES

Nothing in this agreement shall constitute or be deemed to constitute a partnership or agency agreement between the Parties hereto, neither Party shall have the authority to bind the other of them and both Parties undertake to conduct all dealing with each other on the basis of good faith.

10. CONFIDENTIALITY

10.1 Each Party acknowledges that it will receive confidential information from the other Party relating to technical, marketing, product and business affairs.

10.2 Each Party agrees that all confidential information of the other Party shall be held in strict confidence and shall not be disclosed or used without the written consent of the other Party.

10.3 Neither Party shall at any time, whether during the term or after the termination of this agreement, use or divulge any information obtained from one another or pursuant to the Agreement which is of a confidential or proprietary nature relating to or connected with their respective businesses and other trade secrets and proprietary information.

11. WARRANTIES

No warranties, whether express or implied, including, without limitation, the implied warranties or merchantability and fitness for a particular purpose, are made by **GMGI**. In no event will **GMGI** be liable to **Articulate**, **Articulate**'s customers or any other party for any loss, liability, damage or expense of any nature, including loss of profits, goodwill and consequential damages, which may arise from or which may be attributable, directly or indirectly, to the performance and exercise of **GMGI** and/or its agents, of their obligations and rights hereunder or to the use and operation of or reliance upon the Casino by **Articulate** or **Articulate**'s customers or any other cause of whatsoever nature and howsoever arising, and **Articulate** indemnifies **GMGI** against any claims arising out of the aforegoing.

12. LIABILITY OF GMGI

GMGI further acknowledges that in no event will **Articulate** be liable to **GMGI**, **GMGI**'s customers or any other Party for any loss or damage, including loss of profits, goodwill and consequential damages, which may arise from the loss or destruction of **GMGI** and/or **GMGI** 's customers data attributable directly or indirectly to the performance or exercise by **Articulate** and/or its agents, of their obligations and rights under the Agreement or to the use and operation of or reliance upon the Social Gaming Platform by **GMGI** and/or the **GMGI** 's customers or any other cause of whatever nature and howsoever arising, and **GMGI** indemnifies **Articulate** against any claims arising out of the aforegoing.

13. ASSIGNMENT BY GMGI

GMGI may assign any or all of its rights and obligations under the agreement.

14. GENERAL BREACH

14.1 Should either Party commit a breach of any provision of this agreement and fail to remedy such breach within 7 (Seven) days after receiving written notice from the other Party requiring it to do so, then the Party aggrieved by such breach shall be entitled, without prejudice to its other rights in law or in terms of this Agreement, to cancel this Agreement or to claim specific performance of all of the defaulting Party's obligations whether or not such obligations would otherwise then have fallen due for performance, in either event without prejudice to the aggrieved Party's right to claim damages.

14.2 In the event of any Party breaching this agreement the defaulting party hereby indemnifies the aggrieved party against all costs, fees, charges, expenses and disbursements (including all legal costs on an indemnity basis) paid or incurred

by the aggrieved party in respect of any breach or default under this Agreement and the exercise or attempted exercise of any right, power, privilege, authority or remedy of the aggrieved party under this Agreement and the defaulting party shall also indemnify the aggrieved party against any collection, commission and interest incurred by or paid by aggrieved party.

15. **WHOLE AGREEMENT**

This agreement constitutes the entire contract between the Parties and the terms hereof are not capable of being varied, consensually cancelled, waived, suspended, added to or substituted save in so far as such variation, consensual cancellation, waiver, suspension, addition to or substitution is reduced to writing and signed by or on behalf of the Parties.

16. **SERVICE ADDRESS OF PARTIES**

16.1 Each of the parties choose as an address for the purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purposes arising from this agreement as follows:-

Golden Matrix Group Inc.

of 3651 Lindell Road, Ste D131, Las Vegas, NV 89103

and

Articulate Pty Ltd

of Suite 401, 2 Grosvenor Street, Bondi Junction, NSW, 2022, Australia

16.2 Each of the parties shall be entitled from time to time, by written notice to the other, to vary his address to any other address which is within USA or Sydney which is not a postal office box;

16.3 Any notice given and any payment made by either party to the other ("The Addressee") which:-

16.3.1 is delivered by hand during the normal business hours of the addressee at the addressee's chosen domicile for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee at the time of delivery; and

16.3.2 is posted by prepaid registered post from an address within USA or Australia to the addressee at the addressee's chosen domicile for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the tenth day after the date of posting.

16.4 Any notice given by either party to the other ("The Addressee") which is sent to the addressee's chosen telefax number by telefax shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee at the time when such telefax is transmitted.

17. **WHOLE AGREEMENT**

17.1 This agreement comprises the entire agreement between the parties and no party shall be bound by any representations, warranties, promises or the like not recorded herein;

17.2 No addition to, variation of or agreed cancellation, suspension or termination of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties;

17.3 No indulgence which either party ("the Grantor") may grant to the other ("the Grantee") shall constitute a waiver of any of the rights of the Grantor and Grantee, who shall thereby be precluded from exercising any rights against the Grantor of Grantee which may have arisen in the past or which may arise in the future and such indulgences shall be without prejudice of rights;

17.4 If any provision of this Agreement is held invalid or unenforceable for any reason, that provision will be fully severable from the remaining provisions of this Agreement and the remaining provisions are nevertheless valid and enforceable as if those of the provisions held invalid or unenforceable were not part of this Agreement.

17.5 This Agreement shall ensure for the benefit of and be binding upon the parties, their heirs, legal or personal representatives, successors, liquidators and assigns.

18. **COSTS**

Parties acknowledge that they are responsible for their own costs.

19. **REPRESENTATION AND WARRANTIES**

19.1 The Parties represent and warrant that they have the authority necessary to enter into this agreement and to do all things necessary to procure the fulfillment of their obligations in terms of this agreement.

19.2 No representations made by either Party to the other shall be binding or of any force or effect unless it is a clause of this agreement and this agreement supercedes all other arrangement or understandings between the Parties in respect of their dealings in respect of the product.

20. **APPLICABLE LAW**

This Agreement, and its interpretation, shall be governed by the laws of USA and the parties submit to the non- exclusive jurisdiction of the courts of that Country.

21. **SIGNATURE IN COUNTERPART**

This Agreement shall be capable of signature in counterparts, any of which shall be deemed to be an original but which together shall constitute one document.

THUS DONE and SIGNED at ________ on this the ___1st__ day of ___April___ 2016.

____
for **Articulate**

THUS DONE and SIGNED at Sydney on this the __1st___ day of ___April_ 2016.

____

for **GMGI**